EXHIBIT 1.01

CONFLICT MINERALS REPORT OF HP INC.
PURSUANT TO RULE 13P-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934

HP Inc. (“HP”) presents this Conflict Minerals Report for the reporting period of January 1, 2016 to December 31, 2016 pursuant to Rule 13p-1 under the Securities Exchange Act of 1934 and associated guidance issued by the Securities and Exchange Commission.

HP is a leading global provider of personal computing and other access devices, imaging and printing products, and related technologies, solutions and services. HP sells to individual consumers, small- and medium-sized businesses and large enterprises, including customers in the government, health and education sectors. Unless otherwise specified or unless the context otherwise requires, references to “HP,” “we,” “us” or “our” refer to HP Inc. and its consolidated subsidiaries. Terms or phrases that are italicized the first time they appear have the meanings given in Item 1.01 of Form SD.

Overview of our Conflict Minerals Program

As part of our long-standing commitment to sustainability, we expect our suppliers to conduct their worldwide operations in a socially and environmentally responsible manner pursuant to HP’s Supply Chain Social and Environmental Responsibility Policy. In 2011, we added to this policy a section on conflict minerals. We engage in ongoing supplier outreach and communications regarding the substance of our conflict minerals policy, our expectations of suppliers with respect to conflict minerals, and our objective of responsible mineral sourcing. The policy is available on our website at http://h20195.www2.hp.com/V2/GetDocument.aspx?docname=c04797682.

HP has been recognized as an industry leader in the conflict minerals domain for the last nine years. HP collaboratively works with other businesses, nongovernmental organizations, government agencies, and our extensive network of direct suppliers to advance the use of responsibly sourced minerals, including from the Democratic Republic of the Congo (“DRC”) and adjoining countries (collectively, the “Covered Countries”). Our work began in 2008, when we helped establish the working group that was the precursor to the Conflict Free Sourcing Initiative (“CFSI”), and we have been instrumental since then in developing and advancing CFSI programs and tools such as the Conflict Free Smelter Program and the Conflict Minerals Reporting Template (the “Template”). HP also held a seat on the Electronics Industry Citizenship Coalition Board of Directors, which provided guidance to and oversight of CFSI. We contributed to the development of the Organisation for Economic Co-operation and Development (“OECD”) due diligence guidance and were a founding member of the Public Private Alliance for Responsible Mineral Trade as well as the Responsible Sourcing Network Multi-Stakeholder Group. We are a member of the European Partnership for Responsible Minerals and the Responsible Raw Materials Initiative. We were one of the first three companies to fund the Initial Audit Fund to offset part of the smelter audit cost. We also supported the initial piloting of the iTSCi traceability scheme for tin, and were a member of the Sustainable Trade Initiative (IDH) Indonesian Tin Working Group. We visited DRC mines and have participated in critical in-region conflict free sourcing projects including Solutions for Hope, Kemet Partnership for Social and Economic Stability, and the former Conflict Free Tin Initiative. For each year since 2014, we have been able to report that all tantalum smelters reported to be in our supply chain were compliant with the Conflict Free Smelter Program.

HP Products

Conflict minerals in the form of gold and the mineral derivatives tin, tantalum, and tungsten (collectively, “3TG”) are necessary to the functionality or production (“necessary conflict minerals”) of certain products. Typically, information technology products like ours contain very small amounts of tin, tantalum, tungsten, and/or gold. For example, the Massachusetts Institute of Technology (MIT) reported in 2014 that a typical laptop might contain 2 grams of tin, 1 gram of tungsten, and less than ¼ of gram of tantalum and gold.1 The products that we manufactured or contracted to manufacture during 2016 were:
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1 Conflict Minerals in the Compute Sector: Estimating Extent of Tin, Tantalum, Tungsten, and Gold Use in ICT Products. Colin Fitzpatrick, Elsa Olivetti, T. Reed Miller, Richard Roth, and Randolph Kirchain. Environmental Science & Technology. December 2014.

•Personal Systems Products. Consumer and commercial personal computers, workstations, thin clients, commercial tablets and mobility devices, retail point-of-sale systems, displays and other related accessories.

•Printing Products. Consumer and commercial printer hardware (including 3D printing hardware), supplies, media, solutions and services, as well as scanning and imaging devices.

Design of Our Due Diligence Measures

We designed our due diligence measures to conform with applicable portions of the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (Third Edition, OECD 2016) and the related Supplements (collectively, the “OECD Guidance”), which is a nationally or internationally recognized due diligence framework. The design of our due diligence measures took into account our individual facts and circumstances, our downstream position in the minerals supply chain, the OECD recommendations for downstream actors that have no direct relationships to smelters or refiners.

Consistent with the OECD Guidance, the design of our due diligence has the following features:

1.Establishment of strong internal company management systems, including a conflict minerals policy; a Conflict Minerals Program team with senior management support; a Supply Chain Transparency System; engagement with 3TG Direct Suppliers3 to communicate and reinforce HP expectations with respect to necessary conflict minerals; and a company level grievance mechanism that is available internally and externally to report concerns, including those related to conflict minerals.

2.Identification and assessment of risks in the supply chain, including through the Supply Chain Transparency System, the mechanism by which risks are identified and assessed in the supply chain. The system is designed to support the Conflict Minerals Program team in systematically surveying, collecting, and analyzing information relating to 3TG facilities’4 use of necessary conflict minerals in the supply chain for our products.

3.Design and implementation of a strategy to respond to such risks as they are identified, including assessment of information on the due diligence practices of 3TG facilities, formulation of a risk management plan, and reporting to senior management.

4.Support of industry organizations to carry out independent third-party audits of facilities’ due diligence practices, including through our membership in CFSI, the industry initiative that conducts audits and assessments of facilities’ due diligence activities.

5.Annual reporting through this Conflict Minerals Report, supplemented with additional information about our Conflict Minerals Program in our annual Sustainability Report.

Description of Due Diligence Measures Performed

We undertook due diligence on the source and chain of custody of necessary conflict minerals from the relevant 3TG facilities (having excluded as a result of our reasonable country of origin inquiry, or “RCOI”, those 3TG facilities that we reasonably believe source conflict minerals exclusively from recycled or scrap sources or from outside of the Covered Countries) and reviewed the results with senior supply chain management, our Chief Supply Chain Officer.

As part of our due diligence measures:

•	we compared the relevant 3TG facilities to the facilities that are listed by CFSI as either compliant or in
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2 The OECD Guidance distinguishes between “upstream” and “downstream” actors. Upstream refers to the minerals supply chain from the mine to the smelter or refiner, and upstream companies include miners, local traders or exporters, international concentrate traders, and mineral re-processors. Downstream refers to the minerals supply chain from smelters and refiners to retailers and includes companies like HP; it also includes metal traders, component manufacturers, product manufacturers, original equipment manufacturers and retailers.
3 3TG Direct Suppliers are HP’s direct suppliers of materials, parts, components or products containing necessary conflict minerals.
4 3TG facilities are those entities reported by our 3TG Direct Suppliers that are also identified by CFSI to be smelters, refiners, recyclers or scrap processors of conflict minerals process5 with the Conflict Free Smelter Program, which assesses facilities’ systems and processes for traceability of ore and demonstration of conflict free sourcing;

•
we engaged facilities when sourcing was unknown (directly or through a third party) to provide conflict minerals education, collect information on necessary conflict minerals such as country of origin, or encourage participation in the Conflict Free Smelter Program;

•
if any 3TG Direct Supplier reported to us a facility for which we had information that triggered one of our potential risk indicators, then we requested the supplier investigate whether or not that facility contributed 3TG to HP products, and if the supplier reported that it did, we asked that the supplier remove the facility from our supply chain;

•
if we obtained information that indicated there was a potential risk associated with a particular facility, we sought information from industry sources, news and media, stakeholders, and other relevant sources to support our decisions and actions;

•
we reviewed the upstream incident review report produced by CFSI that assessed more than 800 medium or high risk mine-level incidents to assess whether there were incidents associated with facilities’ sourcing that might be linked, directly or indirectly, to supporting armed groups;

•	we supported the Conflict Free Smelter Program (member ID: HPQQ) through membership and participation in the CFSI; and

•	we asked 3TG Direct Suppliers to encourage the facilities in their supply chain to join the Conflict Free Smelter Program.

Results

We set forth below the results of our due diligence as well as our overall progress toward DRC conflict free products. First, we summarize the outcome of due diligence focused on the relevant 3TG facilities (i.e., the facilities that we did not reasonably believe were sourcing conflict minerals exclusively from recycled or scrap sources or from outside the Covered Countries). We then provide a year-over-year view of all of the supplier-reported 3TG facilities. Finally, we provide a snapshot of our overall progress toward DRC conflict free products resulting from our RCOI and due diligence efforts including a chart that highlights our progress by each 3TG metal as well as our total progress toward DRC conflict free products. In 2016, 90% of all 3TG facilities reported to us are compliant, in process to become compliant, and/or are reasonably believed to provide only conflict minerals from recycled or scrap sources or to source conflict minerals from outside the Covered Countries.

Due Diligence Results for Relevant 3TG Facilities

We began our inquiry by focusing on the 311 supplier-reported 3TG facilities. After conducting a RCOI on these 3TG facilities, we reasonably believe 49 of these 3TG facilities exclusively provided conflict minerals from recycled or scrap sources, and 179 sourced conflict minerals from outside of the Covered Countries. Attachment A to this Conflict Minerals Report includes the countries from which the 311 3TG facilities may have sourced necessary conflict minerals.

The remaining 83 3TG facilities underwent further due diligence on the source and chain of custody of conflict minerals as detailed in Chart 1 and below.

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5 Throughout this Conflict Minerals Report, “in process” refers to facilities that are listed by CFSI as currently in the process of becoming Conflict Free Smelter Program compliant.

Based on further due diligence of the 83 relevant 3TG facilities, as of March 31, 2017 (the “2017 Cut-Off Date”):

•	52 facilities were listed by CFSI as compliant or in process to become compliant with the Conflict Free Smelter Program.

•
The remaining 31 facilities are not participating and we have limited information about their sourcing and operations. Further, we have not been able to determine if these facilities are processing necessary conflict minerals contained in our products.

HP’s 3TG Direct Suppliers have reported to us more than 95% of the facilities in the world (as recognized by CFSI). We doubt all of these facilities are contributing to the production of HP products. However, the over-reporting of facilities is a function of being several supply chain actors removed from the facilities and sub-tier suppliers refusing to provide customer-specific Templates to our suppliers. Accordingly, our due diligence has continued to be difficult and partially inconclusive.

Status of all Supplier-Reported 3TG Facilities

We also analyze our data set for information on the status of supplier-reported 3TG facilities and evaluate our overall progress by calculating how many of these facilities are listed as participating in or successfully completing an independent assessment program. Our suppliers reported a total of 311 3TG facilities in 2016, of which 260 are compliant with, or in process to become compliant with, an independent assessment program. Of the remaining 3TG facilities that are not participating, we have reason to believe that 20 facilities are sourcing from outside the Covered Countries (CC) or are exclusively providing conflict minerals from recycled or scrap sources, leaving only the 31 3TG facilities with unknown status discussed above.

Attachment B to this Conflict Minerals Report sets forth the name and status of the 311 supplier-reported 3TG facilities. Chart 2 illustrates our year-over-year progress for all supplier-reported 3TG facilities.

Overall Progress toward DRC Conflict Free

Based on the RCOI we performed with respect to the 311 3TG facilities our suppliers reported to us and the additional due diligence on relevant 3TG facilities, 90% are now Conflict Free Smelter Program compliant or in process to become compliant, provide only conflict minerals from recycled or scrap sources, and/or are facilities that we reasonably believe source conflict minerals from outside of the Covered Countries. About 10% (31 facilities) have sourcing that is unknown and are not participating in an independent assessment program.

Chart 3 below further expands on our results by providing for each metal the number and percentage (as of the 2017 Cut-off Date) of all supplier-reported 3TG facilities that were either Conflict Free Smelter Program compliant or in process to become compliant, and/or that we reasonably believe exclusively source conflict minerals from recycled or scrap sources or from outside of the Covered Countries. All of the tantalum smelters reported to be in our supply chain are again compliant with the Conflict Free Smelter Program.

Chart 3: Overall Progress toward DRC Conflict Free by Metal

	Total	Progress toward DRC Conflict Free[6]	Percentage
Tantalum Facilities	44	44	100%
Tin Facilities	82	75	91%
Tungsten Facilities	46	41	89%
Gold Facilities	139	120	86%
Total	311	280	90%

Efforts to Determine the Mine or Location of Origin with Greatest Possible Specificity

As a downstream actor, we rely upon independent assessment programs to collect and review the majority of the upstream information, such as the mine or location of origin of necessary conflict minerals. Consistent with the key role set forth by the OECD Guidance for downstream actors, our efforts to facilitate upstream mine or location of origin determinations were focused on supporting independent assessment programs such as the Conflict Free Smelter Program.

To determine the mine or location of origin of necessary conflict minerals, or to facilitate such determinations by independent assessment programs, we:

•
surveyed 3TG Direct Suppliers during the reporting period of this Conflict Minerals Report using the Template (which included questions about the mine or location of origin) and required those suppliers to make similar efforts to survey their supply chains using the Template;

•	reviewed the information we obtained on 3TG facilities, and any mine or location of origin information if it was provided; and

•
assessed any information on countries of origin available through our membership in CFSI for 3TG facilities (as part of the Conflict Free Smelter Program audit protocol, the independent auditor makes an examination of the countries of origin as well as the location of the mine, even if the specific mine or location of origin for these minerals within a given country is not provided to CFSI members).

Steps to Further Mitigate Risk and Improve Due Diligence in 2017

We plan to continue the following steps to further mitigate any risk that necessary conflict minerals in our products finance or benefit an armed group:

•	engage with 3TG Direct Suppliers to update information provided to us;

•	repeat our request that 3TG Direct Suppliers encourage facilities they have identified in their supply chains to join the Conflict Free Smelter Program; and

•	support the development of the CFSI’s Conflict Free Smelter Program, including outreach efforts to encourage participation in the program.

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6 This column includes the number of 3TG facilities that (as of the 2017 Cut-Off Date) were either Conflict Free Smelter Program compliant or in process to become compliant, and/or that we reasonably believe exclusively source conflict minerals from recycled or scrap sources or from outside of the Covered Countries.

Attachment A
Countries of Origin

Based on information available from CSFI as of the 2017 Cut-Off Date and additional research by our external expert consultant, we believe that the countries of origin of the necessary conflict minerals from supplier-reported 3TG facilities may include the following countries.

Covered Countries	Outside Covered Countries
Burundi	Australia
Democratic Republic of the Congo	Austria
Rwanda	Benin
Tanzania	Bolivia
Uganda	Brazil
Zambia	Burkina Faso
Cambodia
Canada
Chile
China
Colombia
Ecuador
Eritrea
Ethiopia
France
French Guiana
Ghana
Guatemala
Guinea
Guyana
Honduras
India
Indonesia
Japan
Kazakhstan
Kyrgyzstan
Laos
Madagascar
Malaysia
Mali
Mexico
Mongolia
Mozambique
Myanmar
Namibia
New Zealand
Nicaragua
Nigeria
Panama
Peru

Poland
Portugal
Russia
Senegal
Sierra Leone
South Africa
Spain
Sudan
Tajikistan
Thailand
Togo
Turkey
United States of America
Uzbekistan
Vietnam
Zimbabwe

Attachment B

3TG Facility List

This 3TG Facility List sets forth the name, location and status of all of the 311 3TG facilities our suppliers reported to us. It is the result of our review of data from several sources, including information reported to us by 3TG Direct Suppliers, obtained through supplemental engagement with certain 3TG facilities, and from CFSI. In many cases, facility information was provided to us for the entire supply chain of 3TG Direct Suppliers, and did not identify with specificity those 3TG facilities believed to contribute necessary conflict minerals to an HP product.

Metal	Facility Name[7]	Facility Location[8]	Status[9]
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	In process
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	Compliant
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Compliant
Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES	Compliant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Compliant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Compliant
Gold	AngloGold Ashanti Córrego do Sítio Minerção	BRAZIL	Compliant
Gold	Argor-Heraeus S.A.	SWITZERLAND	Compliant
Gold	Asahi Pretec Corp.	JAPAN	Compliant
Gold	Asahi Refining Canada Ltd.	CANADA	Compliant
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	Compliant
Gold	Asaka Riken Co., Ltd.	JAPAN	Compliant
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	Not participating
Gold	AU Traders and Refiners	SOUTH AFRICA	Compliant
Gold	Aurubis AG	GERMANY	Compliant
Gold	Bangalore Refinery	INDIA	In process
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Compliant
Gold	Boliden AB	SWEDEN	Compliant
Gold	C. Hafner GmbH + Co. KG	GERMANY	Compliant
Gold	Caridad	MEXICO	Not participating
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	Compliant
Gold	Cendres + Métaux S.A.	SWITZERLAND	In process
Gold	Chimet S.p.A.	ITALY	Compliant
Gold	Chugai Mining	JAPAN	Not participating
Gold	Daejin Indus Co., Ltd.	KOREA (REPUBLIC OF)	Compliant
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	Not participating
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7 Entities that have been reported to us by our 3TG Direct Suppliers as part of their supply chain for conflict minerals and that are recognized by CFSI (as of the 2017 Cut-Off Date) to be smelters, refiners, recyclers or scrap processors of conflict minerals (“3TG facilities”). The facility names are listed as they appear on the CFSI Smelter or Refiner Information Exchange. A company appears more than once if it was reported to us for more than one facility (i.e., smelter, refiner, recycler or scrap processor) that is providing different types of minerals or metals.
8 The facility locations are listed as they appear for each of the 3TG facilities on the CFSI Smelter or Refiner Information Exchange.
9 Compliant refers to 3TG facilities that are listed by CFSI (as of the 2017 Cut-Off Date) as (a) compliant with Conflict Free Smelter Program protocols or (b) certified or accredited by a similar independent assessment program such as the Responsible Jewellery Council’s (RJC) Chain-of-Custody Certification Program, or the London Bullion Market Association’s (LBMA) Responsible Gold Programme. In Process refers to 3TG facilities that are listed by CFSI (as of the 2017 Cut-Off Date) as currently in the process of becoming Conflict Free Smelter Program compliant. Not participating refers to 3TG facilities that are not engaged in an independent assessment program, including the Conflict Free Smelter Program.

Gold	DODUCO GmbH	GERMANY	Compliant
Gold	Dowa	JAPAN	Compliant
Gold	DSC (Do Sung Corporation)	KOREA (REPUBLIC OF)	Compliant
Gold	Eco-System Recycling Co., Ltd.	JAPAN	Compliant
Gold	Elemetal Refining, LLC	UNITED STATES OF AMERICA	Compliant
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	Compliant
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	Not participating
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA	Not participating
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	Compliant
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	Not participating
Gold	Guangdong Jinding Gold Limited	CHINA	Not participating
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	Not participating
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	Not participating
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	Not participating
Gold	HeeSung Metal Ltd.	KOREA (REPUBLIC OF)	In process
Gold	Heimerle + Meule GmbH	GERMANY	Compliant
Gold	Heraeus Ltd. Hong Kong	CHINA	Compliant
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	Compliant
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	Not participating
Gold	HwaSeong CJ Co., Ltd.	KOREA (REPUBLIC OF)	Not participating
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	Compliant
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Compliant
Gold	Istanbul Gold Refinery	TURKEY	Compliant
Gold	Japan Mint	JAPAN	Compliant
Gold	Jiangxi Copper Co., Ltd.	CHINA	Compliant
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	Compliant
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	Compliant
Gold	JX Nippon Mining & Metals Co., Ltd	JAPAN	Compliant
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	Not participating
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	Not participating
Gold	Kazzinc	KAZAKHSTAN	Compliant
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	Compliant
Gold	KGHM Polska Miedz Spólka Akcyjna	POLAND	In process
Gold	Kojima Chemicals Co., Ltd.	JAPAN	Compliant
Gold	Korea Zinc Co., Ltd.	KOREA (REPUBLIC OF)	Compliant
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	Compliant
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	Not participating
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	Not participating
Gold	Lingbao Gold Co., Ltd.	CHINA	Not participating
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	Not participating
Gold	LS-NIKKO Copper Inc.	KOREA (REPUBLIC OF)	Compliant
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	Not participating
Gold	Marsam Metals	BRAZIL	In process
Gold	Materion	UNITED STATES OF AMERICA	Compliant
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Compliant
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	Compliant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Compliant

Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	Compliant
Gold	Metalor Technologies S.A.	SWITZERLAND	Compliant
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	Compliant
Gold	Metalurgica Met-Mex Peñoles, S.A. De C.V.	MEXICO	Compliant
Gold	Mitsubishi Materials Corporation	JAPAN	Compliant
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Compliant
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	Compliant
Gold	Modeltech Sdn Bhd	MALAYSIA	In process
Gold	Morris and Watson	NEW ZEALAND	Not participating
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Compliant
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	Compliant
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	In process
Gold	Nihon Material Co., Ltd.	JAPAN	Compliant
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Compliant
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Compliant
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	Compliant
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	Compliant
Gold	PAMP S.A.	SWITZERLAND	Compliant
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	Not participating
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Compliant
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Compliant
Gold	PX Précinox S.A.	SWITZERLAND	Compliant
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Compliant
Gold	Remondis Argentia B.V.	NETHERLANDS	Not participating
Gold	Republic Metals Corporation	UNITED STATES OF AMERICA	Compliant
Gold	Royal Canadian Mint	CANADA	Compliant
Gold	SAAMP	FRANCE	Not participating
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	Not participating
Gold	SAFINA A.S.	CZECH REPUBLIC	Not participating
Gold	Sai Refinery	INDIA	Not participating
Gold	Samduck Precious Metals	KOREA (REPUBLIC OF)	Compliant
Gold	Samwon Metals Corp.	KOREA (REPUBLIC OF)	Not participating
Gold	SAXONIA Edelmetalle GmbH	GERMANY	Compliant
Gold	Schone Edelmetaal B.V.	NETHERLANDS	Compliant
Gold	SEMPSA Joyería Platería S.A.	SPAIN	Compliant
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	Not participating
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Compliant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Compliant
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Compliant
Gold	So Accurate Group, Inc.	UNITED STATES OF AMERICA	Not participating
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Compliant
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	Compliant
Gold	State research institute Center for Physical Sciences and Technology	LITHUANIA	Not participating
Gold	Sudan Gold Refinery	SUDAN	Not participating
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Compliant
Gold	T.C.A S.p.A	ITALY	Compliant

Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Compliant
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	Compliant
Gold	Tokuriki Honten Co., Ltd.	JAPAN	Compliant
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	Not participating
Gold	Tony Goetz NV	BELGIUM	In process
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	Not participating
Gold	Torecom	KOREA (REPUBLIC OF)	Compliant
Gold	Umicore Brasil Ltda.	BRAZIL	Compliant
Gold	Umicore Precious Metals Thailand	THAILAND	Compliant
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	Compliant
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	Compliant
Gold	Universal Precious Metals Refining Zambia	ZAMBIA	Not participating
Gold	Valcambi S.A.	SWITZERLAND	Compliant
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	Compliant
Gold	WIELAND Edelmetalle GmbH	GERMANY	Compliant
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	Compliant
Gold	Yokohama Metal Co., Ltd.	JAPAN	Compliant
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	Not participating
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Compliant
Gold	Gold Refinery of Zijin Mining Group Co., Ltd	CHINA	Compliant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Compliant
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	Compliant
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	Compliant
Tantalum	Duoluoshan	CHINA	Compliant
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	Compliant
Tantalum	F&X Electro-Materials Ltd.	CHINA	Compliant
Tantalum	FIR Metals & Resource Ltd.	CHINA	Compliant
Tantalum	Global Advanced Metals Aizu	JAPAN	Compliant
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	Compliant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	Compliant
Tantalum	H.C. Starck Co., Ltd.	THAILAND	Compliant
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	Compliant
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	Compliant
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	Compliant
Tantalum	H.C. Starck Ltd.	JAPAN	Compliant
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Compliant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Compliant
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES OF AMERICA	Compliant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Compliant
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	Compliant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Compliant
Tantalum	Jiujiang Nonferrous Metals Smelting Co., Ltd.	CHINA	Compliant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Compliant
Tantalum	KEMET Blue Metals	MEXICO	Compliant
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA	Compliant
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	Compliant
Tantalum	LSM Brasil S.A.	BRAZIL	Compliant

Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	Compliant
Tantalum	Mineração Taboca S.A.	BRAZIL	Compliant
Tantalum	Mitsui Mining & Smelting Co., Ltd.	JAPAN	Compliant
Tantalum	NPM Silmet AS	ESTONIA	Compliant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd	CHINA	Compliant
Tantalum	Power Resources Ltd.	MACEDONIA	Compliant
Tantalum	QuantumClean	UNITED STATES OF AMERICA	Compliant
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL	Compliant
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	Compliant
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Compliant
Tantalum	Taki Chemical Co., Ltd.	JAPAN	Compliant
Tantalum	Telex Metals	UNITED STATES OF AMERICA	Compliant
Tantalum	Tranzact, Inc.	UNITED STATES OF AMERICA	Compliant
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Compliant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Compliant
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	Compliant
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA	Compliant
Tin	Alpha	UNITED STATES OF AMERICA	Compliant
Tin	An Thai Minerals Co., Ltd.	VIET NAM	Not participating
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	Not participating
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	Compliant
Tin	China Tin Group Co., Ltd.	CHINA	Compliant
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	Not participating
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	Compliant
Tin	CV Ayi Jaya	INDONESIA	Compliant
Tin	CV Dua Sekawan	INDONESIA	Compliant
Tin	CV Gita Pesona	INDONESIA	Compliant
Tin	CV Serumpun Sebalai	INDONESIA	Compliant
Tin	CV Tiga Sekawan	INDONESIA	Compliant
Tin	CV United Smelting	INDONESIA	Compliant
Tin	CV Venus Inti Perkasa	INDONESIA	Compliant
Tin	Dowa	JAPAN	Compliant
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	In process
Tin	Elmet S.L.U.	SPAIN	Compliant
Tin	EM Vinto	BOLIVIA	Compliant
Tin	Estanho de Rondônia S.A.	BRAZIL	Not participating
Tin	Fenix Metals	POLAND	Compliant
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	Compliant
Tin	Gejiu Jinye Mineral Company	CHINA	Compliant
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	In process
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Compliant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	In process
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	Not participating
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	Compliant
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	Compliant
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	In process
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	Compliant
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	Compliant

Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Compliant
Tin	Melt Metais e Ligas S.A.	BRAZIL	Compliant
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	Compliant
Tin	Metallo-Chimique N.V.	BELGIUM	Compliant
Tin	Mineração Taboca S.A.	BRAZIL	Compliant
Tin	Minsur	PERU	Compliant
Tin	Mitsubishi Materials Corporation	JAPAN	Compliant
Tin	Modeltech Sdn Bhd	MALAYSIA	In process
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	In process
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	Not participating
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Compliant
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Compliant
Tin	Operaciones Metalurgical S.A.	BOLIVIA	Compliant
Tin	PT Aries Kencana Sejahtera	INDONESIA	Compliant
Tin	PT Artha Cipta Langgeng	INDONESIA	Compliant
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Compliant
Tin	PT Babel Inti Perkasa	INDONESIA	Compliant
Tin	PT Bangka Prima Tin	INDONESIA	Compliant
Tin	PT Bangka Tin Industry	INDONESIA	Compliant
Tin	PT Belitung Industri Sejahtera	INDONESIA	Compliant
Tin	PT Bukit Timah	INDONESIA	Compliant
Tin	PT Cipta Persada Mulia	INDONESIA	Compliant
Tin	PT DS Jaya Abadi	INDONESIA	Compliant
Tin	PT Eunindo Usaha Mandiri	INDONESIA	Compliant
Tin	PT Inti Stania Prima	INDONESIA	Compliant
Tin	PT Justindo	INDONESIA	Not participating
Tin	PT Karimun Mining	INDONESIA	Compliant
Tin	PT Kijang Jaya Mandiri	INDONESIA	Compliant
Tin	PT Mitra Stania Prima	INDONESIA	Compliant
Tin	PT O.M. Indonesia	INDONESIA	Compliant
Tin	PT Panca Mega Persada	INDONESIA	Compliant
Tin	PT Prima Timah Utama	INDONESIA	Compliant
Tin	PT Refined Bangka Tin	INDONESIA	Compliant
Tin	PT Sariwiguna Binasentosa	INDONESIA	Compliant
Tin	PT Stanindo Inti Perkasa	INDONESIA	Compliant
Tin	PT Sukses Inti Makmur	INDONESIA	Compliant
Tin	PT Sumber Jaya Indah	INDONESIA	Compliant
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	Compliant
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	Compliant
Tin	PT Tinindo Inter Nusa	INDONESIA	Compliant
Tin	PT Tommy Utama	INDONESIA	Compliant
Tin	Resind Indústria e Comércio Ltda.	BRAZIL	Compliant
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	Compliant
Tin	Soft Metais Ltda.	BRAZIL	Compliant
Tin	Super Ligas	BRAZIL	Not participating
Tin	Thaisarco	THAILAND	Compliant
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	Not participating
Tin	VQB Mineral and Trading Group JSC	VIET NAM	Compliant

Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	Compliant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	In process
Tin	Yunnan Tin Company Limited	CHINA	Compliant
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	Compliant
Tungsten	ACL Metais Eireli	BRAZIL	Not participating
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	Compliant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Compliant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA	Not participating
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	Not participating
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Compliant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Compliant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Compliant
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	Not participating
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	Compliant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	Compliant
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Compliant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	Compliant
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	Compliant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Compliant
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	Compliant
Tungsten	Japan New Metals Co., Ltd.	JAPAN	Compliant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Compliant
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	Not participating
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	Not participating
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Compliant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Compliant
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	Compliant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	Compliant
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	Compliant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	Compliant
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	Compliant
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	Compliant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	Compliant
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	Compliant
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	Compliant
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	Compliant
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	Compliant
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	Compliant
Tungsten	Woltech Korea Co., Ltd.	KOREA (REPUBLIC OF)	Compliant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Compliant

Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	Compliant
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	Compliant